                                 AMENDMENT NO. 1
                                       to
                                   SCHEDULE I

         This Schedule to the Distribution Agreement between Delaware Group Adviser Funds and Delaware Distributors, L.P. entered into as of April 19, 2001 (the "Agreement") lists the Series and Classes for which Delaware Distributors, L.P. provides distribution services pursuant to this Agreement, along with the 12b-1 Plan rates, if applicable, for each class and the date on which the Agreement became effective for each Series.

----------------------------------------------------------------------------------------------------------------------------
                                                                                Portion   designated  as
                                                    Total 12b-1 Plan Fee Rate   Service Fee Rate
                                                    (per annum of the Series'   (per annum of the Series'
                                                    average daily net assets    average daily net
                                                    represented by shares of    assets represented by
Series Name                  Class Names            the Class)                  shares of the Class)      Effective Date
----------------------------------------------------------------------------------------------------------------------------
Delaware U.S. Growth Fund    A Class                             .35%                                     April 19, 2001
----------------------------------------------------------------------------------------------------------------------------
                             B Class                            1.00%                      .25%           April 19, 2001
----------------------------------------------------------------------------------------------------------------------------
                             C Class                            1.00%                      .25%           April 19, 2001
----------------------------------------------------------------------------------------------------------------------------
                             Institutional Class                                                          April 19, 2001
----------------------------------------------------------------------------------------------------------------------------
Delaware Diversified         A Class                             .30%                                     June 28, 2002
Income Fund
----------------------------------------------------------------------------------------------------------------------------
                             B Class                            1.00%                      .25%           June 28, 2002
----------------------------------------------------------------------------------------------------------------------------
                             C Class                            1.00%                      .25%           June 28, 2002
----------------------------------------------------------------------------------------------------------------------------
                             Institutional Class                                                          June 28, 2002
----------------------------------------------------------------------------------------------------------------------------


DELAWARE DISTRIBUTORS, L.P.                   DELAWARE GROUP ADVISER FUNDS
DELAWARE DISTRIBUTORS, INC.,General Partner


By:/s/ Richard J. Flannery                    By:/s/ David K. Downes
   ---------------------------------------       -------------------------------
Name:    Richard J. Flannery                  Name:    David K. Downes
Title:   President/Chief Executive Officer    Title:   President/Chief Executive
                                                       Officer/Chief Financial
                                                       Officer